1 Subaward Agreement No. SWH-08 Exhibit 10.13 CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. IN THIS EXHIBIT, “[***]” INDICATES WHERE SUCH INFORMATION HAS BEEN OMITTED. SUBAWARD AGREEMENT This Subaward Agreement (this “Agreement”) is entered into on October 23, 2024 (the “Effective Date”), by and between Daré Bioscience, Inc. (the “Performer”) and the Consortium Management Firm, National Collegiate Inventors and Innovators Alliance, Inc. d/b/a VentureWell (the “CMF”) (each a “Party” and together the “Parties”). WHEREAS, the CMF wishes to enter into this Agreement with Performer to perform research related to the agreement between CMF and ARPA-H (“Federal Awarding Agency”) from which funding for this contract flows (“Prime Agreement”) as set forth therein; WHEREAS, Performer is willing to perform such research in accordance with the terms and conditions set forth herein; and WHEREAS, the research program contemplated by this Agreement is of mutual interest and benefit to the CMF and Performer. NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree: 1. Contracting Period. This Agreement commences on the Effective Date and will remain in effect until the last Statement of Work executed in accordance with this Agreement, the first of which is attached hereto as Attachment 1 (the “Statement of Work”) has expired, or unless this Agreement has been terminated pursuant to the terms hereof (hereinafter referred to as the “Contracting Period”). Subsequent statements of work under this Agreement will be in writing and signed by both parties, and will each also constitute a “Statement of Work”. 2. Scope of the Project ● The Parties agree that the principal purpose of this Agreement is for the CMF and the Performer to provide for a coordinated effort to advance research and technology goals of the Sprint for Women’s Health program. The Performer shall be responsible for performance of the work set forth in the Statement of Work (SOW), incorporated in this Agreement as Attachment 1; completed in accordance with the Flowdown Terms incorporated within this Agreement as Attachment 2; and shall submit or otherwise provide all deliverables as required by Attachment 1; provided, however, that the CMF acknowledges that achievement or completion of certain deliverables are dependent or conditional upon the actions of third parties, and/or the occurrence of certain events that Performer does not control, and that Performer will not be liable or responsible for failure to meet a specific timeline unless it has failed to use commercially reasonable efforts to do so. ● The Performer shall be paid a fixed amount for each milestone accomplished in accordance with the Schedule of Milestones and Payments set forth in Attachment 1.

2 Subaward Agreement No. SWH-08 ● The CMF will have continuous involvement with the Performer through the CMF. The Federal Awarding Agency will also retain a nonexclusive license to obtain access to and to share research results and data, as well as and certain rights in Intellectual Property, all pursuant to and in accordance with the Bayh-Dole Act and Attachment 2. Federal Awarding Agency, the Performer, and the CMF are bound to each other by a duty of good faith and diligent effort in achieving the goals of the Program. Nothing in this Agreement grants the CMF or an third party any right, license, title or interest in or to (i) any information, methods or processes used or developed by or for Performer in or for the provision of Services (including development and delivery of deliverables), or in any documentation, records, data, materials, work product, concepts, information, inventions, improvements, designs, programs, formulas, know-how, or writings related thereto, or in any Intellectual Property Rights or other ownership right in any of the foregoing; (ii) any software, technology, data, information or materials developed or, acquired, or otherwise obtained by Performer, and Intellectual Property Rights or other ownership right in any of the foregoing; or (iii) any ideas, know-how, trade secrets, work products, results, data, information, inventions, works of authorship or other items developed, generated, invented, conceived, reduced to practice or authored by Performer, all of which is “Technology”. As between the parties, Performer is the sole and exclusive owner of all Technology and all Intellectual Property Rights relating thereto. Performer reserves all rights not expressly granted herein, and no licenses are granted by implication or estoppel. Technology constitutes Performer’s Confidential Information (defined below). ● Additionally, at times Performer will interact with external stakeholders, presenting work and acquiring feedback. Performer should plan to establish and non-disclosure, privacy, and similar agreements with any external stakeholder necessary to discuss project data with them. The CMF will not be party to or responsible for initiating, negotiating or enforcing any such agreement. ● The CMF will comply with the requirements of the Federal Awarding Agency in performing this Agreement and shall devote such working time to the performance of this Agreement as is reasonably necessary for the accomplishment of this Agreement. . 3. Services. In accordance with its engagement by the Program, the CMF hereby engages the Performer to provide professional services as set forth in the Statement of Work, and any additional services as may otherwise be set forth in any updated or subsequent executed Statements of Work or similar document (collectively, the “Services”). Upon execution by both Parties, each such Statement of Work is incorporated into and becomes a part of this Agreement. The Performer shall be expected to devote such working time to the performance of the Services as is reasonably necessary for the accomplishment of the Services. In the event of any conflict between this Agreement and a Statement of Work, the terms of the Statement of Work will govern for purposes of such Statement of Work only. Under no circumstances will the CMF owe or pay Performer any fees or other sums that are not in accordance with the Statement of Work issued and signed by CMF. 4. Contract Type and Value. This is a firm-fixed price subaward agreement. The Performer shall provide all required tasks in accordance with the Statement of Work at the fixed unit prices specified in Attachment 1. 5. Invoice and Payment a. As compensation for all Services performed by the Performer during the Contracting Period, the CMF will pay to the Performer the contracting fee as set forth in the Statement of Work and Attachment 1. i. Invoice and Payment. Performer shall electronically submit an original invoice to the CMF, no later than 30 days after the delivery of Services. ii. Business Expenses. The CMF, as specified in the applicable Statement of Work, will reimburse at cost, and without indirects or added overhead, necessary, defined,

3 Subaward Agreement No. SWH-08 and reasonable business expenses incurred by the Performer in the performance of the Services under this Agreement during the Contracting Period, subject to submission of adequate substantiation and documentation, and adherence to laws, policies and procedures, and as further described in a Statement of Work (“Reimbursements”). iii. An invoice must include: 1. Name and address of the Performer 2. Invoice date and number 3. Statement of Work number and, if applicable, line item number 4. Description, quantity, unit of measure, unit price and extended price of the Services rendered; 5. If applicable, description, quantity, unit of measure, and unit price of the Reimbursements requested accompanied by itemized receipt support documentation; 6. Name and address of official to whom payment is to be sent; 7. Name, title, and phone number of person to notify in event of defective invoice; iv. Payment. Invoices will be paid via Electronic Funds Transfer (EFT) within 30 days after submission, unless otherwise defined on the Statement of Work. v. If the CMF does not pay invoiced amounts when due then Performer may, without limiting its other available remedies, suspend performance of the Services. 6. Background Checks & Work Authorizations. The Performer hereby acknowledges that as part of the engagement process, the CMF may require the Performer to undergo and successfully pass a background check, which includes, but is not limited to searching for the Performer’s name on any prohibited work or debarment lists, whether state, federal, or organizational industry or specific and any other background check that may be required. The Performer hereby acknowledges that the proper work permits, visas, and/or authorizations to legally perform its obligations hereunder are necessary for its engagement and that it hereby represents and warrants to having all necessary authorizations. 7. No Eligibility for Benefits. The Performer understands and agrees that neither the Performer nor any member of the Performer’s family nor other person claiming through the Performer shall be eligible to participate in or receive benefits under any employee benefit plan, program or arrangement maintained by the CMF or any of its Affiliates as a result of the Performer’s performance under this Agreement. 8. Relationship of the Parties. The CMF and the Performer acknowledge and agree that the Performer is an independent contractor in the performance of Services under this Agreement and that nothing contained in this Agreement is intended to create an employment relationship, partnership or joint venture between the CMF or its Affiliates and the Performer. As an independent contractor, the Performer will work independently on any Statement of Work and will not receive training, assignments, or direction from the CMF, other than as to the goals set forth in the Statement of Work, if any. Performer is free to accept engagements from others during the Contracting Period, so long as those engagements do not prevent the Performer from performing the Services or otherwise violate the Performer’s obligations under this Agreement, including the Restricted Activities set forth in Section 12. 9. Taxes. As an independent contractor, the Performer shall be solely responsible for unemployment insurance and for the withholding and payment of any and all federal, state and local income taxes and social security and Medicare taxes and other legally-required payments on any sums received from the CMF under this Agreement. The Performer agrees to indemnify and hold harmless the CMF and any of its Affiliates and their respective shareholders, directors, officers, employees, agents, successors and assigns, from any and all losses, costs and expenses, including without limitation attorneys’ fees, and any other liabilities incurred by any of the foregoing as a result of the Performer’s failure to meet the Performer’s obligations under this Section 9.

4 Subaward Agreement No. SWH-08 10. Confidentiality and Related Matters. a. Confidential Information. The Performer and the CMF each acknowledge that, during the course of providing Services, the CMF, as well as its customers, clients, and Affiliates (“CMF And CMF Stakeholders”) and the Performer, may disclose or make available certain Confidential Information, as defined below, to each other. The party receiving Confidential Information from the other party (or, for Performer, from CMF And CMF Stakeholders) (“Receiving Party”) agrees not to use or disclose any Confidential Information of the party disclosing Confidential Information (“Discloser”) to any third party, except to those persons and entities who (i) need to know the Confidential Information to assist the Receiving Party in connection with this Agreement, or act on the Receiving Party’s behalf in relation to this Agreement; AND (ii) are informed by the Receiving Party of the confidential nature of the Confidential Information; AND (iii) are subject to confidentiality duties and obligations that are no less restrictive than the terms and conditions of this Agreement. The Receiving Party shall not use or disclose any Confidential Information of the Discloser, whether or not obtained in any other past, present or future association with the Discloser or in any of the Statements of Work, for any purpose other than to perform this Agreement, or otherwise in any manner to the detriment of the Discloser, including without limitation, using it for the Receiving Party’s own benefit or gain or the benefit or gain of others or for purposes of reverse engineering, disassembling, decompiling or designing around any proprietary services, products, or confidential Intellectual Property. The Receiving Party agrees that these restrictions shall continue to apply for a period of five years after the Contracting Period ends, regardless of the reason. The Receiving Party will protect and safeguard the confidentiality of all such Confidential Information with at least the same degree of care that the Receiving Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care. Additionally, Performer may be expected to sign a non-disclosure agreement as required by Awarding Party of Prime Contract. The Receiving Party agrees to furnish prompt notice to the Discloser of any required disclosure of the Discloser’s Confidential Information sought pursuant to subpoena, court order or any other legal process or requirement, and agrees to provide the Discloser a reasonable opportunity to seek protection of the Confidential Information prior to any such disclosure, unless precluded by applicable law. Subject to the prior sentence, the Receiving Party may disclose the Discloser’s Confidential Information to the extent required by a court or other governmental authority, in which case it shall reasonably cooperate with the Discloser, at Discloser’s expense and request, to resist or limit the disclosure. The Receiving party shall return all of the Discloser’s Confidential Information in the Receiving Party’s possession or control within thirty (30) days of the Discloser’s written request therefor. b. Notice under the United States Defend Trade Secrets Act of 2016 ("DTSA" at 18 U.S.C. §1832 et seq.). The DTSA provides immunity from liability for the confidential disclosure of a trade secret to the government or in a court filing under certain conditions. (18 U.S.C. §1833.) Specifically, “an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law, or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Additionally, “an "individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (X) files any document containing the trade secret under seal, and (Y) does not disclose the trade secret, except pursuant to court order.” 11. Intellectual Property. During the term of this Agreement, the Performer shall promptly inform the CMF, in confidence, all Intellectual Property for which Federal Awarding Agency retains a license

5 Subaward Agreement No. SWH-08 pursuant to and in accordance with the Bayh-Dole Act (but Performer is not obligated to divulge proprietary information to the CMF). Performer has the responsibility of taking all steps necessary to comply with the Bayh-Dole Act if and when it applies. 12. Restricted Activities. The Performer acknowledges and agrees that the following restrictions on the Performer’s activities are necessary to protect the goodwill, Confidential Information, trade secrets and other legitimate interests of the CMF or its Affiliates: a. Conflicts of Interest Prohibited. The Performer agrees that, during the Contracting Period, the Performer will not undertake any outside activity that constitutes a conflict of interest or otherwise makes Performer incapable of meeting its performance requirements of the Services. 13. Enforcement. In signing this Agreement, the Performer gives the CMF assurance that the Performer has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed on the Performer under Sections 10, 11 and 12 hereof. The Performer agrees without reservation that these restraints are necessary for the reasonable and proper protection of the CMF and its Affiliates, and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. Each Party agrees that, were it to breach any of the covenants contained in Sections 10, 11 and 12, the damage to the other Party could be irreparable and that the other Party, in addition to any other remedies available to it, shall be entitled to seek preliminary and permanent injunctive relief against any breach or threatened breach by such Party of any of those covenants, without having to post bond, together with an award of its reasonable attorney’s fees incurred in enforcing its rights hereunder pursuant to an action in which it is the prevailing party. The Performer and the CMF further agree that, in the event that if any provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable, that provision shall be deemed severed. 14. Disclaimer of Warranties. a. CMF. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE CMF (INCLUDING ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, CONTRACTORS, SUCCESSORS, AND ASSIGNEES, (COLLECTIVELY, THE “CMF PARTIES”) DISCLAIMS, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL CONDITIONS, REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, ANY IMPLIED WARRANTY IN RELATION TO THE SERVICES, ASSIGNMENTS, OR THIS ENGAGEMENT. WITHOUT LIMITING THE FOREGOING, THE CMF PARTIES MAKE NO REPRESENTATION, WARRANTY, OR GUARANTY AS TO THE SAFETY OF THE STATEMENT OF WORK OR WORKING CONDITIONS OF A STATEMENT OF WORK LOCATION. THE PERFORMER ACKNOWLEDGES THAT THE STATEMENT OF WORK MAY INVOLVE CERTAIN RISKS, INCLUDING, BUT NOT LIMITED TO, POTENTIAL EXPOSURE TO AND ILLNESS FROM INFECTIOUS DISEASE, INCLUDING, BUT NOT LIMITED TO INFLUENZA AND COVID-19. THE PERFORMER KNOWINGLY AND FREELY ASSUMES ALL SUCH RISKS, BOTH KNOWN AND UNKNOWN. b. PERFORMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, PERFORMER DISCLAIMS, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL OTHER CONDITIONS, REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTY IN RELATION TO THE SERVICES, ASSIGNMENTS, OR THIS ENGAGEMENT, AND WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. 15. Indemnification. a. CMF Rights. The Performer shall indemnify, defend and hold harmless the CMF and any of its Affiliates and each of their respective shareholders, officers, directors, employees, agents, successors and permitted assigns from and against any and all third party claims and actions (each a “Claim”) brought against any of such persons or entities, and pay all losses, liabilities, damages, expenses, interest, awards, penalties, fines, or costs of whatever kind including reasonable attorneys’ fees,

6 Subaward Agreement No. SWH-08 payable to such third party pursuant to such Claim (collectively, “Losses”) to the extent arising out of or relating to (i) Performer’s gross negligence or willful misconduct in performing this Agreement; (ii) Performer’s material breach of this Agreement; (iii) Performer’s non-compliance with any applicable law in performing Services; and (iv) any bodily injury, death of any person, or damage to real or tangible personal property caused by the negligent acts or omissions of the Performer. b. Performer Rights. The CMF shall indemnify, defend and hold harmless the Performer and its shareholders, officers, directors, employees, agents, successors and permitted assigns from and against any and all Claims brought against any of such persons or entities, and pay all corresponding Losses to the extent arising out of or relating to (i) CMF’s gross negligence or willful misconduct in performing this Agreement; (ii) CMF’s material breach of this Agreement; (iii) CMF’s non- compliance with any applicable law in performing this Agreement. c. Indemnification Procedures. The Party seeking indemnification (“Indemnified Party”) of a Claim from the other Party (“Indemnifying Party”) under this Section 15 shall notify the Indemnifying Party promptly upon becoming aware of the Claim and shall permit the Indemnifying Party to control the defense and settlement of the Claim, and shall reasonably cooperate with the Indemnifying Party in such efforts. The Indemnified Party may not consent to the settlement or entry of judgment in a Claim without the Indemnifying Party’s prior written consent. The Indemnified Party may participate in the defense of the Claim with its own counsel at its own expense. The Indemnifying Party will not consent to the settlement or entry of judgment in a Claim that does not unconditionally release the Indemnified Party, or that admits any liability on behalf of the Indemnified Party. The Indemnified Party may assume, at its sole option, control of the defense, appeal, or settlement of any Claim if the Indemnifying Party fails to defend such Claim in breach of its obligations under Section 15(a) or Section 15(b) (as applicable) by sending written notice of the assumption to the Indemnifying Party and at Indemnifying Party’s sole and reasonable cost and expense, the settlement or defense thereof. If the Indemnified Party assumes control of the defense under this Section 15(c), Indemnifying Party shall reimburse Indemnified Party promptly and periodically for the costs properly incurred in defending against the Indemnified Claim (including reasonable attorneys' fees and expenses); and remain responsible to Indemnified Party for any Losses indemnified under this Section 15. 16. Limitation of Liability. IN NO EVENT SHALL CMF OR ANY OF ITS AFFILIATES NOR PERFORMER BE LIABLE TO EACH OTHER OR TO ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, OR LOST PROFITS OR REVENUES, ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF (A) WHETHER SUCH DAMAGES WERE FORESEEABLE, (B) WHETHER OR NOT SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND (C) THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT OR OTHERWISE) UPON WHICH THE CLAIM IS BASED. IN NO EVENT SHALL CMF’S OR ANY OF ITS AFFILIATES’ OR PERFORMER’S AGGREGATE LIABILITY FOR DIRECT DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EXCEED THE TOTAL OF THE AMOUNTS PAID AND PAYABLE TO THE PERFORMER PURSUANT TO THIS AGREEMENT IN THE SIX MONTH PERIOD PRECEDING THE EVENT GIVING RISE TO THE CLAIM; PROVIDED, HOWEVER, THAT IF SUCH AMOUNT IS LESS THAN $500,000, THEN EACH PARTY’S MAXIMUM AMOUNT OF LIABILITY FOR DIRECT DAMAGES SHALL INSTEAD NOT EXCEED $500,000.

7 Subaward Agreement No. SWH-08 Damages caused by a Party’s breach of Section 10, and amounts payable by a Party pursuant to its indemnification obligations in Section 9 and 15, and fees payable by CMF to Performer in accordance with Section 5, are not limited by this Section 16. 17. Inspection and Acceptance. The Parties acknowledge that the Federal Awarding Agency may inspect and otherwise evaluate the Services or Deliverables at any reasonable time and place, but such review or approval shall not relieve either Party from its obligations set forth in this Agreement. If the CMF believes that any Services do not conform to the requirements of the applicable Statement of Work, and informs Performer promptly upon becoming aware of such nonconformity, then the Parties will work together in good faith to discuss and address the alleged nonconformity. Acceptance of the items or services is conditioned upon final acceptance by CMF's Federal Awarding Agency. Payments, including final payment, shall not constitute acceptance, nor does any payment or final acceptance release Performer from any warranty hereunder. Performer bears the risk of loss for items or Services until final acceptance thereof by the Federal Awarding Agency. Unless specified elsewhere in this contract, including Section 11 and Attachment 2, title to items furnished under this contract shall pass to the Federal Awarding Agency upon acceptance, regardless of when or where the Federal Awarding Agency takes physical possession. 18. Warranty. Performer warrants that all Services performed under this Agreement will be performed with the standard of a fully qualified professional, and be performed in strict compliance with any applicable regulatory or international standards specified in the Statement of Work for this Agreement. Any services corrected or re-performed will be covered by this warranty. The CMF’s sole and exclusive remedy for breach of this warranty, and the Performer’s sole liability for breach of this warranty, is for Performer to use commercially reasonable efforts to re-perform the nonconforming Services; provided, however, that Performer acknowledges that if Federal Awarding Agency refuses payment for a portion or the entirety of the milestone payment or a portion or the entirety of the contractual payment, then CMF is not obligated to make a corresponding payment to the Performer 19. Performance Restriction. Subject to the other provisions of this Section 19, Performer is restricted from engaging in any scope of work activity that involves human subject or animal subject research. Likewise, Performer may not use or submit invoice for any award funding to carry out any human subject or animal subject research until this written notice is received. Failure to obtain appropriate human or animal subject research approval may result in termination of agreement. For clarity, no research involving human subjects may occur, and individuals shall not be enrolled in such research, without prior approval by the Office for Human Research Protection (OHRP) of an assurance to comply with the requirements of 45 CFR Part 46 to protect human research subjects. If funding was provided on the understanding that human subject research would eventually occur with funding provided, the awardee institution bears the ultimate responsibility for protecting human subjects under the award. Compliance for all performance sites must be ensured by the awardee. The Performer must 1) obtain a Federal-wide Assurance (FWA) of Protection for Human Subjects from the Office for Human Research Protection (OHRP), 2) obtain initial and continuing approval (if required) of the research by an appropriately constituted and registered Institutional Review Board (IRB), and 3) submit the full IRB approved package (including protocol, IRB approval letter, any required training certificates, etc.). For instructions on registering IRBs, obtaining FWAs, and completing Human Subjects Education requirements, see the OHRP website at: https://www.hhs.gov/ohrp. In order to remove this restriction, Performer shall submit evidence of the required FWA and IRB approval package to the PM and BID. When all of the required documentation has been reviewed and approved by the Government, the Agreements Officer (AO) of CMF will lift the restriction via written notification.

8 Subaward Agreement No. SWH-08 20. Termination of Agreement and Related Matters. a. Termination for Convenience. i. If the Prime Agreement is terminated this agreement will automatically terminate. CMF shall provide prompt notice of termination of the Prime Agreement. ii. If the Prime Agreement is materially changed, through no fault of the CMF, in a way that would materially adversely affect CMF financially, then CMF may, at its option, terminate this agreement upon 30 days notice. iii. Additionally, if the Parties have experienced significant, material, chronic and/or regular disagreements or disputes with respect to Performer’s performance under this Agreement, and if such matters cannot be resolved amicably after good faith discussion and escalation, and if as a result of such issues, either Party wishes to terminate this Agreement, then CMF shall have the option of terminating this Agreement. Subject to the terms of this Agreement, the Performer shall be paid only for the Services performed up to the date of termination. b. Termination for Cause. Each Party may terminate this Agreement for cause upon notice in the event of any material breach of this Agreement or Statement of Work by the other Party that is not cured within thirty (30) days of notice of such breach. In the event of termination for cause, the CMF shall not be liable to the Performer for any amount for supplies or services not accepted by the Federal Awarding Agency , and termination does not prejudice either Party’s other available rights and remedies provided by law. 21. Conflicting Agreements. a. The Performer hereby represents and warrants that it has full power and authority to perform its obligations under this Agreement and that the execution of this Agreement and the performance of the Performer’s obligations hereunder will not breach or be in conflict with any other agreement to which the Performer is a party or is bound and that the Performer is not now subject to any covenants against competition or similar covenants or any court order or other legal obligation that conflict with the performance of the Performer’s obligations hereunder. The Performer agrees that during the Contracting Period Performer will not enter into any agreement or assume any legal obligation that conflicts with the Performer’s obligations hereunder. The Performer shall not disclose to or use on behalf of the CMF or any of its Affiliates any proprietary information of any third party without such party’s consent. The Performer hereby represents and warrants that when signed by the Performer, this Agreement constitutes a valid and legally binding obligation on it that is enforceable in accordance with the terms of this Agreement. b. The CMF hereby represents and warrants that it has full power and authority to perform its obligations under this Agreement and that the execution of this Agreement and the performance of its obligations hereunder will not breach or be in conflict with any other agreement to which it is a party or is bound and that the CMF is not now subject to any covenants against competition or similar covenants or any court order or other legal obligation that conflict with the performance of the CMF’s obligations hereunder. The CMF agrees that during the Contracting Period the CMF will not enter into any agreement or assume any legal obligation that materially impairs its ability to meet the CMF’s obligations hereunder. The CMF shall not disclose to or use on behalf of Performer any proprietary information of any third party without such party’s consent. The CMF hereby represents and warrants that when signed by the CMF, this Agreement constitutes a valid and legally binding obligation on it that is enforceable in accordance with the terms of this Agreement. 22. Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply: a. “Affiliates” means all persons and entities directly or indirectly controlling, controlled by or under common control with the named entity, where control may be by management authority, equity interest or otherwise. b. “Confidential Information” means any and all non-public, confidential, or proprietary information that is not generally known by others, disclosed before, on, or after the Effective Date, by the

9 Subaward Agreement No. SWH-08 Discloser, including such information that the Discloser has received, or may receive hereafter, belonging to customers or others with any understanding, express or implied, that the information would not be disclosed, and any such information disclosed to the Receiving Party in any of Statement of Work, whether disclosed orally or disclosed or accessed in written, electronic or other form or media, and whether or not marked, designated, or otherwise identified as "confidential," including, without limitation: i. information disclosed in any Statement of Work or by the Discloser or any of its Affiliates relating to past, present, and future business affairs including, without limitation, finances, customer information, supplier information, products, services, financial results, records and budgets; ii. unpatented inventions, ideas, methods, and discoveries, trade secrets, know- how, unpublished patent applications, and other confidential Intellectual Property; iii. designs, specifications, documentation, components, source code, object code, images, icons, audiovisual components, and objects, schematics, drawings, protocols, processes, and other visual depictions, in whole or in part, of any of the foregoing; iv. third-party confidential information (including, without limitation, any personally identifiable information) included with, or incorporated in, any information provided by the Discloser to the Receiving Party; v. other information that would reasonably be considered non-public, confidential, or proprietary given the nature of the information and the Parties' businesses; and vi. notes, analyses, compilations, reports, forecasts, studies, samples, data, statistics, summaries, interpretations, and other materials prepared by or for the Receiving Party that contain, are based on, or otherwise reflect or are derived, in whole or in part, from any of the foregoing. Except as required by applicable federal, state, or local law or regulation, the term "Confidential Information" as used in this Agreement shall not include information that: at the time of disclosure is, or thereafter becomes, generally available to and known by the public other than as a result of, directly or indirectly, any breach of this Agreement by the Receiving Party; at the time of disclosure is, or thereafter becomes, available to the Receiving Party on a non-confidential basis from a third-party source, provided that such third party is not and was not prohibited from disclosing such Confidential Information to the Receiving Party by any legal, fiduciary, or contractual obligation; was known by or in the possession of the Performer, as established by documentary evidence, prior to being disclosed by or on behalf of the Discloser pursuant to this Agreement; or was or is independently developed by the Receiving Party, as established by documentary evidence, without reference to or use of, in whole or in part, any of the Confidential Information disclosed by or on behalf of the Discloser. c. “Intellectual Property” means inventions, discoveries, developments, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice (whether alone or with others, whether or not during normal business hours or on or off premises) in performance of the Services. 23. Assignment and Subcontracting. Neither the CMF nor the Performer may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, a. the CMF may assign its rights and obligations under this Agreement without the consent of the Performer in the event that the CMF shall hereafter effect a reorganization, consolidate with, or merge into, an Affiliate or any third Person or transfer all or substantially all of its properties, stock, or assets to an Affiliate or third Person. b. that neither party can unreasonably withhold, condition or delay its consent to the assignment of this Agreement.

10 Subaward Agreement No. SWH-08 This Agreement shall inure to the benefit of and be binding upon the CMF and the Performer, and their permitted respective successors, executors, administrators, and assigns. The Performer shall not subcontract any portion of its duties under this Agreement without the prior written consent of the CMF, not to be unreasonably withheld, conditioned or delayed. 24. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. 25. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either Party to require the performance of any term or obligation of this Agreement, or the waiver by either Party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. 26. Notices. Any and all notices, demands and other formal or legal communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national courier service or deposited in the United States mail, postage prepaid, registered or certified, or emailed (with receipt confirmed) and addressed as follows: Performer: Daré Bioscience, Inc. 3655 Nobel Drive, Suite 260 San Diego, CA 92122 Attention: Sabrina Johnson, Chief Executive Officer sjohnson@darebioscience.com CMF: Chris Desrosiers VentureWell 100 Venture Way Hadley, MA 01035 [***] 27. Entire Agreement and Amendment. This Agreement, together with the SOW and Attachments, constitutes the entire agreement between the Parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the subject matter herein. 28. Headings and Counterparts. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement and a Statement of Work may be modified or amended only by a written agreement signed by both Parties. 29. Governing Law and Consent to Jurisdiction. This Agreement shall be construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to any conflict of laws principles to the contrary. 30. Force Majeure. Performer will be excused from performance for any period during which, and to the extent that it or its subcontractor(s) is prevented from performing any obligation or service, in whole or in

11 Subaward Agreement No. SWH-08 part, as a result of causes beyond its reasonable control such as acts of nature, acts of war or terror, infrastructure delay or failure, governmental orders, and the effects of epidemic or pandemic. For the avoidance of doubt, the CMF is not obligated to pay the Performer for Services that are not performed as a result of such cause(s). 31. Dispute Resolution. The Parties agree to attempt initially to solve all claims, disputes or controversies arising under, out of or in connection with this Agreement by conducting good faith negotiations. If the Parties are unable to settle the matter between themselves, the matter shall thereafter be resolved by final and binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. Any arbitration hereunder shall be conducted under the rules of the American Arbitration Association by a single arbitrator chosen in accordance with such rules. Any such arbitration shall be held in Boston, Massachusetts. The prevailing party in any such arbitration shall be entitled to recover from the other party, in addition to any other remedies, all reasonable costs, reasonable attorneys' fees and other expenses incurred by such prevailing party. The arbitration award is enforceable in any court having jurisdiction. 32. Survival. Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable to accomplish the purposes of other surviving provisions, including without limitation, the obligations of the Performer under Section 8,10, 11,13, 14, 15 &16 hereof and any liability for any breach thereof, whether during the Contracting Period or thereafter, and the CMF’s payment obligations. 33. Changes. Each Party agrees that upon the written request of the other Party, such Party will negotiate in good faith with the other Party relative to amendments to this Agreement, as the other Party may reasonably request and deem necessary in order to comply with the provisions of the Prime Agreement. If any such amendment to this Agreement, which the Parties shall enter into in their respective sole discretion, causes an increase or decrease in the estimated cost of, or the time required for, performance of any part of the work under this Agreement, Performer and CMF agree to negotiate an equitable adjustment to the applicable Statement of Work in good faith. 34. Compliance with Laws. The Performer hereby acknowledges and agrees to comply with all applicable laws, as may be amended from time to time during the Contracting Period, in performing Services, including but not limited to, the following a. Non-Discrimination Statutes. The Performer agrees to comply with the provisions of Title VI of the Civil Rights Act of 1964 [42 USC §§ 2000d et seq.], Title IX of the Education Amendments of 1972 [20 USC §§ 1681 et seq.], the Rehabilitation Act of 1973 [29 USC § 794], the Age Discrimination Act of 1975 [42 USC §§ 6101 et seq], Equal Employment Opportunity [E.O. 11246], Limited English Proficiency (LEP) [E.O. 13166] and all regulations and policies issued by U.S. Department of State pursuant to these statutes. Specifically, in accordance with these statutes, regulations and policies, no person on the basis of race, color, national origin, sex, disability, or age shall be excluded from participation in, be denied the benefits of, or otherwise be subjected to discrimination under the award. b. Compliance with laws unique to Government contracts. Performer agrees to comply with 31 U.S.C. 1352 relating to limitations on the use of appropriated funds to influence certain Federal contracts; 18 U.S.C. 431 relating to officials not to benefit; 40 U.S.C. chapter 37, Contract Work Hours and Safety Standards; 41 U.S.C. chapter 87, Kickbacks; 41 U.S.C. 4712 and 10 U.S.C. 2409 relating to whistleblower protections; 49 U.S.C. 40118, Fly American; and 41 U.S.C. chapter 21 relating to procurement integrity. c. Debarment and Suspension (E.O.s 12549 and 12689). The Performer represents and warrants that it is not listed on the General Services Administration's List of Parties Excluded from Federal Procurement or Nonprocurement Programs in accordance with E.O.s 12549 and 12689, "Debarment and Suspension." This list contains the names of parties debarred, suspended, or otherwise excluded by agencies, and contractors declared ineligible under statutory or regulatory authority other than E.O. 12549. If the Order exceeds the small purchase threshold, the Performer shall provide to CMF the required certification regarding its exclusion status and that of its principal employees.

12 Subaward Agreement No. SWH-08 IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Parties’ duly authorized representatives, effective as of the Effective Date. Daré Bioscience, Inc.: By: /s/ Sabrina Johnson National Collegiate Inventors and Innovators Alliance (NCIIA), d/b/a VentureWell: By: /s/ Chris Desrosiers Name: Sabrina Johnson Title: CEO Name: Chris Desrosiers Title: Vice President, Finance & Administration 10/17/2024 10/22/2024

13 Subaward Agreement No. SWH-08 ATTACHMENT 1: Statement of Work (SOW) STATEMENT OF WORK for “Novel at-home strategy to control the virus that causes cervical cancer to ultimately prevent women from becoming patients” 1.0 BACKGROUND One of the women’s health issues that Daré Bioscience has been working to address is cervical cancer, a pressing health challenge both in the U.S. and abroad. Daré has approached this problem from the mindset that intervening once women have cancer is too late; we want to ultimately prevent women from becoming cancer patients in the first place. This can be done by addressing the most significant risk factor for progression to cervical cancer, which is persistent infection with high-risk human papillomavirus (hrHPV). Human papillomavirus (HPV) is the most common sexually transmitted infection in the United States. Essentially all cervical cancers worldwide are caused by infection with one of 14 carcinogenic, or “high-risk” HPV types (hrHPV). Persistent hrHPV infection is defined as testing positive for high-risk HPV type(s) at consecutive timepoints for at least 12 months. High-risk HPV can progress to cervical cancer through a series of lesions (abnormal cell growth on the cervix) called cervical intraepithelial neoplasia (CIN); there is no way to know who will develop cancer or other health problems from HPV infection. In the U.S. alone, approximately 25 million women (15.6% of the female population) have persistent hrHPV, of which 14,000 will be newly diagnosed with cervical cancer this year, and more than 4,000 will die from the disease in 2024. The current standard of care for hrHPV is “watchful waiting,” where patients are monitored to determine if and when there is progression to CIN. It is challenging, especially in lower resource settings, to ensure that women undergo the frequent, invasive, burdensome, and costly screening measures necessary to detect progression from hrHPV to CIN, or to ensure that women receive the surgical intervention (a Loop Electrosurgical Excision Procedure, or LEEP, which uses a small, electrically charged wire loop to remove cervical tissue) to address CIN before it becomes cervical cancer. This could be avoided by preventative health measures such as therapeutic strategies that directly target hrHPV infection before it can progress to CIN and cancer. Recognizing this urgent need, Daré is developing a product that already has proof of concept and with ARPA- H’s support is well-positioned to progress quickly to regulatory approval as the first treatment for clearance of persistent hrHPV infection. The product, called DARE-HPV, is a soft gel vaginal insert containing two antiretroviral drugs, lopinavir and ritonavir, which are well-known and already have demonstrated safety. The combination of these drugs corrects the underlying cause of persistent hrHPV infection by disrupting the life cycle of the virus and restoring the normal cellular processes that safeguard against persistent infection and CIN, and ultimately cervical cancer. The intended use of DARE-HPV is a single dose (one capsule) inserted into the vagina once daily for 21 days. The availability of a commercial DARE-HPV product is expected to: (1) reduce the incidence and mortality of cervical cancer; (2) decrease the healthcare burden and costs associated with long-term management of hrHPV infections and the resulting diseases (CIN and cervical cancer), which are more costly than infection management; (3) reduce the stress and anxiety associated with the current ambiguous “watchful waiting” approach for hrHPV, thereby increasing quality-of-life; (4) improve health equity - since there is a disparity in the incidence and mortality of cervical cancer among different socioeconomic groups, self-administered home-use DARE-HPV will likely contribute to reducing these disparities; and (5) reduce hrHPV transmission, broadly improving public health. This represents a transformative step forward for women, too many of whom die from cervical cancer each year in the U.S. and globally, a condition that is largely preventable. 2.0 TECHNICAL REQUIREMENTS: Work has already been completed to demonstrate the safety and effectiveness of DARE-HPV for clearance of hrHPV, and to optimize the ratio of the two antiviral drugs in the product to ensure maximal effectiveness. The drugs used in DARE-HPV, lopinavir and ritonavir, were FDA approved as a combination drug in 2000 for HIV treatment (Kaletra®) and are both now off-patent. With FDA concurrence, we intend seek regulatory approval for DARE-HPV through the 505(b)2 New Drug Application (NDA) pathway, with Kaletra® as the previously approved, “listed” drug. The 505(b)2 NDA pathway is a streamlined NDA process that will allow us to apply for approval without having to repeat all of the drug development work done for Kaletra® approval. This pathway is advantageous

14 Subaward Agreement No. SWH-08 because it is potentially faster and less costly than the full 505(b)1 NDA pathway, allowing DARE-HPV to reach women more quickly [***]. However, because there are currently no FDA-approved treatments to clear persistent hrHPV infection (or CIN), we need to accomplish the following critical objectives to establish a clear path towards FDA approval and commercialization: (1) align with FDA on the clinical study endpoints to demonstrate that DARE-HPV effectively clears hrHPV [***]; and (2) conduct a clinical study in the U.S. in which we demonstrate the validity of the DARE- HPV approach which represents a change to the standard of care and the setting in which care is provided (at home vs. provider office). Our proposed work involves regulatory interactions with FDA to present the data we have generated thus far for DARE-HPV and determine what additional data are needed for the 505(b)2 NDA pathway. Given that there are no FDA guidelines for a vaginal antiviral treatment for hrHPV infection, it is crucial to work closely and collaboratively with the FDA to define how treatments in this new category will be regulated. One of the most important aspects of this is the measures used to determine the effectiveness of the new potential treatments. Once effectiveness measures (endpoints) have been aligned on with FDA, a clinical study is necessary to demonstrate that treatment with DARE-HPV results in successful clearance of hrHPV and improves health outcomes compared to the current “watchful waiting” standard of care. [***] DESCRIPTION OF TECHNICAL TASKS, MILESTONES, AND DELIVERABLES [***] 3.0 DELIVERY SCHEDULE: [***] SCHEDULE OF TECHNICAL TASKS, MILESTONES, AND DELIVERABLES [***] 4.0 LAUNCHPAD PROGRAM REQUIREMENTS [***] 5.0 PAYMENT MILESTONE SCHEDULE [***] 6.0 PERIOD OF PERFORMANCE: The period of performance for this statement of work is 24 months. 7.0 PLACE OF PERFORMANCE: The primary place of performance shall be 3655 Nobel Drive, Suite 260, San Diego, CA 92122. Travel to in-person events (Location TBD) is also expected during performance of this agreement.

15 Subaward Agreement No. SWH-08 REPORT REQUIREMENTS [***]

16 Subaward Agreement No. SWH-08 ATTACHMENT 2: Flowdown Terms FOREIGN ACCESS TO TECHNOLOGY This Article shall remain in effect during the term of the Agreement and for three (3) years thereafter. A. General The Parties agree that research findings and technology developments arising under this Agreement may constitute a significant enhancement to the economic vitality of the United States. Accordingly, access to important technology developments under this Agreement by Foreign Firms or Institutions must be carefully controlled. The controls contemplated in this Article are in addition to, and are not intended to change or supersede, the provisions of the International Traffic in Arms Regulations (22 C.F.R. Part 120, et seq.), the Department of Commerce’s Export Administration Regulations (15 C.F.R. Part 730, et seq.) or other statutory or regulatory requirements governing foreign access controls. B. Restrictions on Sale or Transfer of Technology to Foreign Firms or Institutions 1. In order to promote the interests of the United States and to effectuate the policies that underlie the regulations cited above, the procedures stated in subparagraphs B.2, B.3, and B.4 of this Article shall apply to any transfer of Technology. For purposes of this paragraph, a transfer includes a sale of the company, and sales or licensing of Technology. Transfers do not include: a. Sales of products or components; or b. Licenses of software or documentation related to sales of products or components; or c. Transfer to foreign subsidiaries of the performer for purposes related to this Agreement; or d. Transfer which provides access to Technology to a Foreign Firm or Institution which is an approved source of supply or source for the conduct of research under this Agreement provided that such transfer shall be limited to that necessary to allow the firm or institution to perform its approved role under this Agreement. 2. The Performer shall provide timely notice to ARPA-H of any proposed transfers from the Performer of Technology developed by the Performer under this Agreement to Foreign Firms or Institutions. If ARPA-H determines that the transfer may have adverse consequences to the interests of the United States, the Performer, its vendors, and ARPA-H shall jointly endeavor to find alternatives to the proposed transfer which obviate or mitigate potential adverse consequences of the transfer, but which provide substantially equivalent benefits to the Performer. 3. In any event, the Performer shall provide written notice to the Agreements Officer’s Representative (AOR) and the AO of any proposed transfer to a Foreign Firm or Institution at least sixty (60) calendar days prior to the proposed date of transfer. Such notice shall cite this Article and shall state specifically what is to be transferred and the general terms of the transfer. Within thirty (30) calendar days of receipt of the Performer’s written notification, the AO shall advise the Performer whether it consents to the proposed transfer. In cases where ARPA-H does not concur or sixty (60) calendar days after receipt and ARPA-H provides no decision, the Performer may utilize the procedures under Article 6, Disputes. No transfer shall take place until a decision is rendered.

17 Subaward Agreement No. SWH-08 4. In the event a transfer of Technology to Foreign Firms or Institutions which is NOT approved by ARPA-H takes place, the Performer shall (a) refund to ARPA-H funds paid for the development of the Technology and (b) the Government shall have a non-exclusive, nontransferable, irrevocable, paid-up license to practice, or to have practiced on behalf of the United States, the Technology throughout the world for Government and any and all other purposes, particularly to effectuate the intent of this Agreement. Upon request of the Government, the Performer shall provide written confirmation of such licenses. C. Lower Tier Agreements The Performer shall include this Article, suitably modified, to identify the Parties, in all subcontracts, subagreements, lower tier agreements, Initiative OTs, or CPOs, regardless of tier. PUBLIC RELEASE OR DISSEMINATION OF INFORMATION There are no publication restrictions. The Performer and any subcontractors/subrecipients may publish and make public communications and presentations regarding the results of its/their work under this Agreement without prior written approval from the government. Additionally, articles for publication or presentation will contain a statement on the title page worded substantially as follows: “This research was funded in part by the U.S. government. The views and conclusions contained in this document are those of the author(s) and should not be interpreted as representing the official policies, either expressed or implied, of the U.S. government.” PROHIBITION ON CONTRACTING FOR CERTAIN TELECOMMUNICATIONS AND VIDEO SURVEILLANCE SERVICES OR EQUIPMENT A. Definitions. As used in this Article Backhaul means intermediate links between the core network, or backbone network, and the small subnetworks at the edge of the network (e.g., connecting cell phones/towers to the core telephone network). Backhaul can be wireless (e.g., microwave) or wired (e.g., fiber optic, coaxial cable, Ethernet). Covered foreign country means The People’s Republic of China. Covered telecommunications equipment or services means– 1. Telecommunications equipment produced by Huawei Technologies Company or ZTE Corporation (or any subsidiary or affiliate of such entities); 2. For the purpose of public safety, security of Government facilities, physical security surveillance of critical infrastructure, and other national security purposes, video surveillance and telecommunications equipment produced by Hytera Communications Corporation, Hangzhou Hikvision Digital Technology Company, or Dahua Technology Company (or any subsidiary or affiliate of such entities); 3. Telecommunications or video surveillance services provided by such entities or using such equipment; or 4. Telecommunications or video surveillance equipment or services produced or provided by an entity that the Secretary of Defense, in consultation with the Director of National Intelligence or the Director of the Federal Bureau of Investigation, reasonably believes to be an entity owned or controlled by, or otherwise connected to, the government of a covered foreign country. Critical technology means 1. Defense articles or defense services included on the United States Munitions List set forth in the International Traffic in Arms Regulations under subchapter M of chapter I of title 22, C.F.R;

18 Subaward Agreement No. SWH-08 2. Items included on the Commerce Control List set forth in Supplement No. 1 to part 774 of the Export Administration Regulations under subchapter C of chapter VII of title 15, C.F.R., and controlled- a. Pursuant to multilateral regimes, including for reasons relating to national security, chemical and biological weapons proliferation, nuclear nonproliferation, or missile technology; or b. For reasons relating to regional stability or surreptitious listening; 3. Specially designed and prepared nuclear equipment, parts and components, materials, software, and technology covered by part 810 of title 10, C.F.R. (relating to assistance to foreign atomic energy activities); 4. Nuclear facilities, equipment, and material covered by part 110 of title 10, C.F.R. (relating to export and import of nuclear equipment and material); 5. Select agents and toxins covered by part 331 of title 7, C.F.R., part 121 of title 9 of such Code, or part 73 of title 42 of such Code; or 6. Emerging and foundational technologies controlled pursuant to section 1758 of the Export Control Reform Act of 2018 (50 U.S.C. § 4817). Interconnection arrangements means arrangements governing the physical connection of two or more networks to allow the use of another's network to hand off traffic where it is ultimately delivered (e.g., connection of a customer of telephone provider A to a customer of telephone company B) or sharing data and other information resources. Reasonable inquiry means an inquiry designed to uncover any information in the entity's possession about the identity of the producer or provider of covered telecommunications equipment or services used by the entity that excludes the need to include an internal or third-party audit. Roaming means cellular communications services (e.g., voice, video, data) received from a visited network when unable to connect to the facilities of the home network either because signal coverage is too weak or because traffic is too high. Substantial or essential component means any component necessary for the proper function or performance of a piece of equipment, system, or service. B. Prohibition 1. For purposes of this Agreement, Section 889(a)(1)(A) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019 (Pub. L. 115-232) applies and prohibits the head of an executive agency on or after August 13, 2019, from procuring or obtaining, or extending or renewing a contract to procure or obtain, any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system. The Performer is prohibited from providing to the Government any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system, unless an exception at Paragraph C of this Article applies or the covered telecommunication equipment or services are covered by a waiver described in FAR 4.2104. 2. Section 889(a)(1)(B) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019 (Pub. L. 115-232) prohibits the head of an executive agency on or after August 13, 2020, from entering into a contract, or extending or renewing a contract, with an entity that uses any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system, unless an exception at Paragraph C of this Article applies or the covered telecommunication equipment or services are covered by a waiver

19 Subaward Agreement No. SWH-08 described in FAR 4.2104. This prohibition applies to the use of covered telecommunications equipment or services, regardless of whether that use is in performance of work under a federal agreement. C. Exceptions. This Article does not prohibit the Performer from providing 1. A service that connects to the facilities of a third-party, such as backhaul, roaming, or interconnection arrangements; or 2. Telecommunications equipment that cannot route or redirect user data traffic or permit visibility into any user data or packets that such equipment transmits or otherwise handles. D. Reporting requirement 1. In the event the Performer identifies covered telecommunications equipment or services used as a substantial or essential component of any system, or as critical technology as part of any system, during agreement performance, or the Performer is notified of such by a subcontractor at any tier or by any other source, the Performer shall report the information in Paragraph D.2. of this Article to the AO, unless elsewhere in this Agreement are established procedures for reporting the information. 2. The Performer shall report the following information pursuant to Paragraph D.1. of this Article a. Within one (1) business day from the date of such identification or notification: the contract number; the order number(s), if applicable; supplier name; supplier unique entity identifier (if known); supplier Commercial and Government Entity (CAGE) code (if known); brand; model number (original equipment manufacturer number, manufacturer part number, or wholesaler number); item description; and any readily available information about mitigation actions undertaken or recommended. b. Within ten (10) business days of submitting the information in Paragraph D.2.a. of this Article: any further available information about mitigation actions undertaken or recommended. In addition, the Performer shall describe the efforts it undertook to prevent use or submission of covered telecommunications equipment or services, and any additional efforts that will be incorporated to prevent future use or submission of covered telecommunications equipment or services. E. Lower Tier Agreements The Performer shall insert the substance of this Article, including Paragraph E. of this Article and excluding Paragraph B.2. of this Article, in all subcontracts, subagreements, Initiative OTs, CPOs, and other contractual instruments, including for the acquisition of commercial products or commercial services. PROHIBITION ON A BYTEDANCE COVERED APPLICATION A. Definitions. As used in this Article Covered application means the social networking service TikTok or any successor application or service developed or provided by ByteDance Limited, or an entity owned by ByteDance Limited. Information technology, as defined in 40 U.S.C. 11101(6)—

20 Subaward Agreement No. SWH-08 Means any equipment or interconnected system or subsystem of equipment, used in the automatic acquisition, storage, analysis, evaluation, manipulation, management, movement, control, display, switching, interchange, transmission, or reception of data or information by the executive agency, if the equipment is used by the executive agency directly or is used by a contractor under a contract with the executive agency that requires the use— Of that equipment; or Of that equipment to a significant extent in the performance of a service or the furnishing of a product; Includes computers, ancillary equipment (including imaging peripherals, input, output, and storage devices necessary for security and surveillance), peripheral equipment designed to be controlled by the central processing unit of a computer, software, firmware and similar procedures, services (including support services), and related resources; but Does not include any equipment acquired by a Federal contractor incidental to a Federal contract. B. Prohibition Section 102 of Division R of the Consolidated Appropriations Act, 2023 (Pub. L. 117-328), the No TikTok on Government Devices Act, and its implementing guidance under Office of Management and Budget (OMB) Memorandum M-23-13, dated February 27, 2023, “No TikTok on Government Devices” Implementation Guidance, collectively prohibit the presence or use of a covered application on executive agency information technology, including certain equipment used by Federal contractors. For purposes of this Agreement, the Performer is prohibited from having or using a covered application on any information technology owned or managed by the Government, or on any information technology used or provided by the Performer under this Agreement, including equipment provided by the Performer's employees; however, this prohibition does not apply if the AO provides written notification to the Performer that an exception has been granted in accordance with OMB Memorandum M-23-13. C. Lower Tier Agreements The Performer shall insert the substance of this Article, including this paragraph (c), in all subcontracts, subagreements, Initiative OTs, and CPOs, including for the acquisition of commercial products or commercial services. HUMAN SUBJECT RESEARCH A. Protection of Human Subjects 1. The Performer agrees that any engagement in human subjects involved in research under this Agreement shall occur in accordance with 45 CFR Part 46 and the Performer's current Federal- wide Assurance (FWA) on file with the HHS Office for Human Research Protections (OHRP). Similarly, Performer agrees that any human subjects research under this Agreement shall occur in accordance with any applicable law, regulation, or rule enforced by the U.S. Food and Drug Administration including, but not limited to 21 CFR 50, 56, 312, and 812. The Performer further agrees to provide certification to the AOR that an overseeing Institutional Review Board has reviewed and approved, as required by applicable law and regulation, any human subjects research occurring under this Agreement prior to the engagement in such research. 2. The Performer shall retain full responsibility for the performance of all work and services involving human subjects research under this Agreement in accordance with the terms of this award.

21 Subaward Agreement No. SWH-08 3. If at any time during the performance of this Agreement, the AO determines that the Performer is not in compliance with any of the requirements and/or standards stated in paragraphs 1 or 2 of this Article, the AO may immediately suspend, in whole or in part, work and further payments under this Agreement until the Performer corrects the non-compliance. Notice of the suspension may be communicated by telephone and confirmed in writing. If the Performer fails to complete corrective action within the period designated in the AO's written notice of suspension, the AO may terminate this Agreement in a whole or in part. B. Human Materials 1. The acquisition and supply of all human specimen material (including fetal material) used under this Agreement shall be obtained by the Performer in full compliance with applicable federal, state, and local laws and no undue inducements (monetary or otherwise) will be offered to any person to influence their donation of human material. 2. The Performer shall provide written documentation that all human materials obtained because of engagement in non-exempt research involving human subjects conducted under this Agreement, or by subawards identified under this Agreement, were obtained after acceptance and approval by the Office for Human Research Protections (OHRP) of the engaged entity’s FWA. This restriction applies to all collaborating sites, whether domestic or foreign, and compliance must be ensured by the Performer. 3. The Performer shall provide the AO with a properly completed "Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption," OMB Form 0990-0263 (formerly Optional Form 310), certifying IRB review and approval of the protocol from which the human materials were obtained and constitutes the written documentation required. The human subject certification can be met by submission of a self-designated form, provided that it contains the information required by the OMB Form 0990-0263. C. Research Involving Human Fetal Tissue All research involving human fetal tissue shall be conducted in accordance with 42 U.S.C. 289g-2 and 45 CFR 46.206. Additionally, all research involving the transplantation of human fetal tissue shall be conducted in accordance with 42 U.S.C. 289g-1, and for such research the Performer shall make the physician statements, and informed consents required by 42 USC 289g-1(b) and (c) available for audit by the HHS Secretary, or shall ensure HHS access to those records if they are maintained by an entity other than the Performer. D. Human Embryo Research and Cloning HHS funds may not be used to support human embryo research. In addition, no funding may be used for cloning human beings. E. Needle Exchange The Performer shall not use Agreement funds to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

22 Subaward Agreement No. SWH-08 ANIMAL SUBJECT RESEARCH (ASR) A. Care of Live Vertebrate Animals 1. Before undertaking performance of any research involving animal related activities, the Performer shall register with the Secretary of Agriculture of the United States in accordance with 7 U.S.C. 2136 and 9 CFR 2.25 through 2.27. The Performer shall furnish evidence of the registration to the AO. 2. The Performer shall acquire vertebrate animals used in research from a dealer licensed by the Secretary of Agriculture under 7 U.S.C. 2133 and 9 CFR 2.1 through 2.13, or from a source that is exempt from licensing under those sections. 3. The Performer agrees that the care and use of any live vertebrate animals used or intended for use in the performance of this Agreement will conform with the PHS Policy on Humane Care of Use of Laboratory Animals, the current Animal Welfare Assurance, the Guide for the Care and Use of Laboratory Animals prepared by the National Academy of Sciences Institute of Laboratory Animal Resources, the U.S. Government Principles for the Utilization and Care of Vertebrate Animals Used in Testing, Research and Training and the pertinent laws and regulations of the United States Department of Agriculture (see 7 U.S.C. 2131 et seq. and 9 CFR Subchapter A, Parts 1- 4). In case of conflict between standards, the more stringent standard shall be used. 4. If at any time during performance of this Agreement, and in consultation with the Office of Laboratory Animal Welfare (OLAW) of the National Institutes of Health (NIH), the AO determines that the Performer is not in compliance with any of the requirements and/or standards stated in paragraphs 1 through 3 of this Article, the AO may immediately suspend, in whole or in part, work and further payments under this Agreement until the Performer corrects the non-compliance. Notice of the suspension may be communicated by telephone but will be confirmed in writing. If the Performer fails to complete corrective action within the period designated in the AO's written notice of suspension, the AO may, in consultation with OLAW, terminate this Agreement in whole or in part, and the Performer’s name may be removed from the list of those organizations with approved PHS Animal Welfare Assurances. Note: The Performer may request registration of its facility and a current listing of licensed dealers from the Regional Office of the Animal and Plant Health Inspection Service (APHIS), USDA, for the region in which its research facility is located. Information concerning this program may be obtained by contacting your regional office below or the Animal Care Staff, USDA/APHIS, 4700 River Road, Riverdale, Maryland 20737. B. Animal Welfare All research involving live, vertebrate animals shall be conducted in accordance with the Public Health Service Policy on Humane Care and Use of Laboratory Animals, the Animal Welfare Act (7 U.S.C. 2131 et. seq.), the U.S. Government Principles and the Guide for the Care and Use of Laboratory Animals. C. Protection of Personnel Who Work with Nonhuman Primates

23 Subaward Agreement No. SWH-08 All Performer personnel who work with non-human primates, or who enter rooms or areas containing non-human primates, shall comply with the procedures set forth in NIH Policy Manual 3044-2, entitled, "Protection of NIH Personnel Who Work with Non-Human Primates.” D. Information on Compliance with Animal Care Requirements 1. Registration with the U.S. Dept. of Agriculture (USDA) is required to use regulated species of animals for biomedical purposes. The USDA is responsible for the enforcement of the Animal Welfare Act (7 U.S.C. 2131 et. seq.). The Public Health Service (PHS) policy is administered by the OLAW. An essential requirement of the PHS policy is that every institution using live vertebrate animals must obtain an approved assurance from the OLAW before they can receive funding from any component of the U.S. Public Health Service. If the Performer does not have an assurance and will be using a subaward to perform the animal work, the Performer and subawardee must have an Inter-Institutional Assurance in place to allow the Performer to use the assurance of the subawardee to meet the HHS requirements for assurance. The request for this negotiation of this assurance must be submitted to the OLAW by NIH on behalf of the Performer. 2. The PHS policy requires that Assured Institutions base their programs of animal care and use on the Guide for the Care and Use of Laboratory Animals and that they comply with the regulations (9 CFR, Subchapter A) issued by the U.S. Department of Agriculture (USDA) under the Animal Welfare Act. The Guide may differ from USDA regulations in some respects. Compliance with the USDA regulations is an absolute requirement of this Policy. The Association for Assessment and Accreditation of Laboratory Animal Care International (AAALAC) is a professional organization that inspects and evaluates programs of animal care for institutions at their request. Those that meet the high standards are given the accredited status. As of the 2002 revision of the PHS policy, the only accrediting body recognized by PHS is the AAALAC. While AAALAC accreditation is not required to conduct biomedical research, it is highly desirable. The AAALAC uses the Guide as its primary evaluation tool. It also uses the Guide for the Care and Use of Agricultural Animals in Agricultural Research and Teaching, published by the Federation of Animal Science Societies. E. Approval of Required Assurance by Law Federal funds shall not be expended by the Performer for research involving live vertebrate animals, nor shall live vertebrate animals be involved in research activities by the Performer under this award unless a satisfactory assurance of compliance with ● the Animal Welfare Act, including 7 U.S.C. 2136 and 9 CFR Sections 2.25-2.28, ● the Public Health Service (PHS) Policy on Humane Care and Use of Laboratory Animals, and ● the U.S. Government Principles and the Guide for the Care and Use of Laboratory Animals is submitted by Performer 30 days prior to commencing research involving live vertebrate animals and approved by the OLAW. Each performance site (if any) must also assure compliance with 7 U.S.C. 2136 and 9 CFR Sections 2.25-2.28 with the following restriction: Only activities which do not directly involve live vertebrate animals (i.e. are clearly severable and independent from those activities that do involve live vertebrate animals) may be conducted by individual performance sites pending OLAW approval of their respective Assurance(s) of Compliance with 7 U.S.C. 2136 and 9 CFR Sections 2.25-2.28.

24 Subaward Agreement No. SWH-08 SALARY RATE LIMITATION 1. The Performer shall not use program funds (under this Agreement) to pay the direct salary of an individual at a rate in excess of the Federal Executive Schedule Level II in effect on the date the funding was obligated. For the purposes of the salary rate limitation, "direct salary," "salary", and "institutional base salary" have the same meaning as and are collectively referred to as "direct salary.” An individual's direct salary is the annual compensation that the Performer pays (direct labor costs) for an individual's direct effort under the Agreement. Direct salary excludes any income that an individual may be permitted to earn outside of their duties to the Performer. Direct salary also excludes fringe benefits, overhead, and general and administrative expenses (also referred to as indirect costs or facilities and administrative [F&A] costs). NOTE: The salary rate limitation does not restrict the salary that an organization may pay an individual working under the Agreement; it merely limits the portion of that salary that may be paid with federal funds. 2. The salary rate limitation also applies to individuals under subawards. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE The HHS Office of the Inspector General (OIG) maintains a toll-free number (1-800-HHS-TIPS [1-800-447- 8477]) for receiving information concerning fraud, waste, or abuse under federal awards. Information also may be submitted online at https://tips.oig.hhs.gov/ or by mail to U.S. Department of Health and Human Services, Office of the Inspector General, Attn: OIG HOTLINE OPERATIONS, P.O. Box 23489 Washington DC 20026. Such reports are treated as sensitive material and submitters may decline to give their names if they choose to remain anonymous. For additional information, see: https://oig.hhs.gov/fraud/report- fraud/. PROHIBITION ON CONTRACTOR INVOLVEMENT WITH TERRORIST ACTIVITIES The Performer acknowledges that U.S. Executive Orders and laws, including but not limited to E.O. 13224 and P.L. 107-56, prohibit transactions with, and the provision of resources and support to individuals and organizations associated with terrorism. It is the legal responsibility of the Performer to ensure compliance with these Executive Orders and laws. The Performer shall include this paragraph, suitably modified, in all subcontracts or lower tier agreements. RESEARCH MISCONDUCT Title 42 CFR 93, PHS Policies on Research Misconduct, Subpart C, Responsibilities of Institutions, specifies awardee responsibilities to have written policies and procedures for addressing allegations of research misconduct, to file an Assurance of Compliance with the HHS Office of Research Integrity (ORI) and take all reasonable and practical steps to foster research integrity. Research misconduct is defined as the fabrication, falsification, or plagiarism in proposing, performing, or reviewing research, or in reporting research results. The ORI has responsibility for addressing research integrity and misconduct, monitors institutional investigations of research misconduct, and facilitates the responsible conduct of research through education, and preventive and regulatory activities.

25 Subaward Agreement No. SWH-08 REGISTRATION WITH THE SELECT AGENT PROGRAM FOR WORK INVOLVING THE POSSESSION, USE, AND/OR TRANSFER OF SELECT BIOLOGICAL AGENTS OR TOXINS 1. Work involving select biological agents or toxins shall not be conducted under this Agreement until the Performer and any affected subawards are granted a certificate of registration or are authorized to work with the applicable Select Agents. 2. For prime or subawards to domestic institutions who possess, use, and/or transfer Select Agents under this Agreement, the institution must complete registration with the Centers for Disease Control and Prevention (CDC), Department of Health and Human Services (DHHS) or the Animal and Plant Health Inspection Services (APHIS), U.S. Department of Agriculture (USDA), as applicable, before performing work involving Select Agents, in accordance with 42 CFR 73. No federal funds can be used for work involving Select Agents as defined in 42 CFR 73 if the final registration certificate is denied. 3. For prime- or subawards to foreign institutions who possess, use, and/or transfer Select Agents under this Agreement, the foreign institutions must provide information satisfactory to the government that a process equivalent to that described in 42 CFR 73 is in place and will be administered on behalf of all Select Agent work sponsored by these funds before using these funds for any work directly involving the Select Agents. The Performer must provide information addressing the following key elements appropriate for the foreign institution(s): ● safety, ● security, ● training, ● procedures for ensuring that only approved/appropriate individuals have access to the Select Agents, and ● any applicable laws, regulations and policies equivalent to 42 CFR 73. 4. The government will assess the policies and procedures for comparability to the U.S. requirements described in 42 CFR Part 73. When requested by the AO, the Performer shall provide key information delineating any laws, regulations, policies, and procedures applicable to the foreign institution for the safe and secure possession, use, and transfer of Select Agents. This includes summaries of safety, security, and training plans, and applicable laws, regulations, and policies. For security risk assessments, the Performer must provide the names of all individuals at the foreign institution who will have access to the Select Agents and must identify its procedures for ensuring that only approved and appropriate individuals have access to Select Agents under this Agreement. 5. Listings of HHS select agents and toxins, biologic agents and toxins, and overlap agents or toxins as well as information about the registration process, can be obtained on the Select Agent Program Web site at http://www.cdc.gov/od/sap/. RESEARCH INVOLVING RECOMBINANT OR SYNTHETIC NUCLEIC ACID MOLECULES The Performer shall ensure that all work involving the use of recombinant DNA will comply with the “National Institutes of Health Guidelines for Research Involving Recombinant DNA Molecules.”